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EXHIBIT 10.1


January 23, 2001

To: Barry Lathan
From: Ted Daniels
Re: President/COO Position

Dear Barry,

         After our numerous meetings and my review of your experience, background and character, I am pleased to tell you that you have been selected as our choice for the position of President/Chief Operating Officer for Prism Software Corporation.

         I have put my thoughts below for our discussion of an agreement should you decided to accept this position.

CASH COMPENSATION
         a.       Base salary                                           $215,000
         b.       Performance Bonus to be separately negotiated


EQUITY
         A stock option for a total of 7,500,000 shares shall be issued at $0.03 per share with 1,000,000 shares vested ninety (90) days after start of employment and 1,700,000 option shares vested upon your one year anniversary. An additional 2,300,000 options shares shall become vested on the second anniversary of continuous employment with the Company and 2,500,000 shall become vested on the third anniversary of continuous employment with the Company. The aforementioned shares shall immediately become fully vested in the event the Company is acquired.

M.B.O.
         Utilize the Company Business Plan, 2001, to define objectives in support of Appendix Target financial numbers.

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EXECUTIVE BENEFITS
         a.       Fully paid health plan.
         b.       $500,000 term life insurance plan
         c. Two weeks paid vacation during first year of employment, with four weeks per year in the following years.
         d.       Car allowance of $500 per month
         e. Eligibility to participate in Prism's 401(k) plan immediately upon employment.

As we have discussed, your basic responsibilities shall include, but not be limited to, the following:

         a. GENERAL MANAGEMENT OF THE ENGINEERING, TECHNICAL SUPPORT AND SALES DEPARTMENTS.

                  1. Establishing performance standards for each department.
                  2. Establishing weekly, monthly and quarterly goals for each.
                  3. Overseeing the hiring of personnel within these departments.
                  4. Establishing on-going training criteria within the Sales Department.
                  5.       Design internal restructuring as needed.
                  6. Planning and overseeing the design and launch of new products.
                  7. Creating a budget for the development each of these areas.

         B. SUBMITTING AND IMPLEMENTING YOUR PLAN FOR THE ESTABLISHMENT OF CHANNEL/VAR/RESELLER'S RELATIONSHIPS.
                  1. Designating the personnel to be responsible for each channel.
                  2. Submitting monthly progress reports to the Chairman for each channel.
                  3.       Discovery of alternative channels for our products.
                  4.       Actively pursue new alliances and partnerships.
                  5.       Creating presentations for new relationships.
                  6. Creating the budget for the successful operation of these areas.

         C.       MARKETING, DEVELOPMENT AND PERFORMANCE.
                  1.       Creating the process to bring the Company to market.
                  2. Assigning or hiring of personnel necessary for market penetration.
                  3. Uncovering new areas of business to increase market share for the Company.
                  4. Creating all contractual agreements between said partners.
                  5. Submitting the budget in order to establish and develop a strong marketing force within the Company.

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         In addition to the responsibilities listed above, you and I will work together to develop and enhance our corporate strategies, investigating the possibilities of expansion and internal design as needed and in general, methods of bringing greater shareholder value to all those involved.

         This offer shall remain in effect for forty-eight hours from this date. Should you decide to take advantage of this opportunity, I will look forward to having you come aboard.

         Regards,

         /s/ Ted Daniels
         ---------------
         Ted Daniels
         Chairman


         Accepted by: /s/ Barry Lathan             Start Date: January 30, 2001
                     -----------------------                   ----------------
                          Barry Lathan



         Cc:      Al Villere
                  Carl von Bibra